Exhibit 32.1

HALIFAX CORPORATION OF VIRGINIA

CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is intended to accompany the Report of Halifax Corporation of Virginia (the "Company") on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  The undersigned, in his capacity as set forth below, hereby certifies, with respect to the Report, that:

1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Charles L. McNew	Date: November 13, 2009
Charles L. McNew
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of chapter 63 of  Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.